Exhibit 10.6

AMENDMENT NO. 4 TO

FOREST OIL CORPORATION

2007 STOCK INCENTIVE PLAN

WHEREAS, Forest Oil Corporation (the “Company”) has heretofore adopted the Forest Oil Corporation 2007 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Paragraph XII of the Plan, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 19, 2012:

1.                                      The last sentence of Paragraph V(a) of the Plan shall be deleted and the following shall be substituted therefor:

“The limitations set forth in the preceding sentence, which do not apply to phantom stock units or other Awards that are not performance-based and that may only be settled in cash in accordance with the terms of the applicable Award, shall be applied in a manner that will permit Awards that are intended to provide “performance based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.”

2.                                      As amended hereby, the Plan is specifically ratified and reaffirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, acting pursuant to authority granted to him by the Board of Directors of the Company, has caused this Amendment No. 4 to Forest Oil Corporation 2007 Stock Incentive Plan to be executed this 19th day of December, 2012.

FOREST OIL CORPORATION

By:	/s/Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel
and Secretary